UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 21, 2007
DISCOVERY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51205 (Commission File Number)	20-2471174 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-4000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On September 21, 2007, Discovery Holding Company (“DHC”) stated that it was in preliminary discussions with Advance/Newhouse Programming Partnership concerning an exchange of Advance/Newhouse’s interests in Discovery Communications Holding, LLC for shares of DHC. Such discussions are preliminary in nature and there are significant business and legal issues that remain to be negotiated, including matters relating to valuation and governance. A DHC spokesman cautioned that such significant business issues would need to be resolved for any transaction to proceed and that DHC could provide no assurance as to the probability, timing or terms (financial or otherwise) of any such transaction.
DHC is making this filing in response to market rumors that were published in a financial news blog based upon certain comments made by Dr. John Malone, Chairman of the Board of Directors of DHC, during a break at the Liberty Media Corporation investor conference held in New York City on September 21, 2007.
This Form 8-K is being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 21, 2007

DISCOVERY HOLDING COMPANY
By:	/s/ Charles Y. Tanabe
	Name:	Charles Y. Tanabe
	Title:	Senior Vice President